Exhibit 5.1

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                        August 20, 1999


USEC Inc.
Two Democracy Center
6903 Rockledge Drive
Bethesda, MD  20817

          Re:  USEC Inc.
               Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as special counsel to USEC Inc., a Delaware corporation (the "Company"), in connection with the public offering by the Company of up to 3,000,000 shares (the "Shares") of the Company's common stock, par value $.10 per share (the "Common Stock"), issuable pursuant to the Company's Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan").

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 as filed with the Securities and Exchange Commission (the "Commission") on August 20, 1999 under the Act (the "Registration Statement");
(ii) the Certificate of Incorporation of the Company, as presently in effect;
(iii) the By-Laws of the Company, as presently in effect; and (iv) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
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USEC Inc.
August 20, 1999
Page 2


          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

          Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement becomes effective, the issuance and sale of the Shares will have been duly authorized by the Company, and when issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                    Very truly yours,



                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP
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